Exhibit (99)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cooper Tire & Rubber Company (the “Company”) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

A signed original of this written statement required by Section 906 has been provided to Cooper Tire & Rubber Company and will be retained by Cooper Tire & Rubber Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 12, 2003

/s/ Thomas A. Dattilo
Name:	Thomas A. Dattilo
Title:	Chief Executive Officer

/s/ Philip G. Weaver
Name:	Philip G. Weaver
Title:	Chief Financial Officer